  EXHIBIT 11

                                MOBILE MINI, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                               Year Ended December 31,

                                                                        1996            1997            1998
                                                                     ----------      ----------      ----------
BASIC:
Common shares outstanding, beginning of year                          4,835,000       6,739,324       6,799,524
Effect of weighting shares:
   Weighted common shares issued                                           --            12,823       1,040,099
   Effect of conversion of Series A Convertible Preferred Stock       1,902,592            --              --
                                                                     ----------      ----------      ----------

Weighted average number of common shares outstanding                  6,737,592       6,752,147       7,839,623
                                                                     ----------      ----------      ----------

Net income                                                           $   70,222      $2,200,396      $4,483,967
                                                                     ==========      ==========      ==========

Earnings per share                                                   $     0.01      $     0.33      $     0.57
                                                                     ==========      ==========      ==========

DILUTED:
Common shares outstanding, beginning of year                          4,835,000       6,739,324       6,799,524
Effect of weighting shares:
   Weighted common shares issued                                           --            12,823       1,040,099
   Employee stock options and warrants assumed converted                  6,637          48,156         577,545
   Effect of conversion of Series A Convertible Preferred Stock       1,902,592            --              --
                                                                     ----------      ----------      ----------

Weighted average number of common and common equivalent shares
   outstanding                                                        6,744,229       6,800,303       8,417,168
                                                                     ----------      ----------      ----------

Net income (Note 1)                                                  $   70,222      $2,200,396      $4,483,967
                                                                     ==========      ==========      ==========

Earnings per share                                                   $     0.01      $     0.32      $     0.53
                                                                     ==========      ==========      ==========



Note 1 - 1996 Earnings per share calculated after effect of extraordinary item